Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 25, 2012, with respect to the financial statements and supplemental schedule included in the Annual Report of Southwestern Energy Company 401(k) Savings Plan on Form 11-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Southwestern Energy Company on Form S-8 (File Nos. 333-03787, 333-03789, 333-64961, 333-96161, 333-42494, 333-69720, 333-100702, 333-101160, 333-110140, 333-121720 and 333-125714).

/s/ GRANT THORNTON LLP

Houston, Texas

June 25, 2012